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                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of this 10th day of March, 2006, by and among DUSA Pharmaceuticals, Inc., a publicly traded pharmaceutical company incorporated in the State of New Jersey, with principal offices at 25 Upton Drive, Wilmington, Massachusetts ("DUSA"), and the shareholders of Sirius Laboratories, Inc., a privately held pharmaceutical company incorporated in the State of Illinois ("Sirius"), named on the signature pages attached hereto (each a "Participating Shareholder" and, collectively, the "Participating Shareholders").

                                    RECITALS

     WHEREAS, pursuant to a Merger Agreement, dated December 30, 2005, by and among DUSA, certain of the Participating Shareholders and Sirius, as amended by the First Amendment to Merger Agreement, dated February 6, 2006 (as so amended, the "Merger Agreement"), the Participating Shareholders will acquire DUSA Shares;

     WHEREAS, to induce the Participating Shareholders to execute and deliver a subscription agreement in accordance with the Merger Agreement and in accordance with the terms of the Merger Agreement, DUSA has agreed to provide the Participating Shareholders with certain registration rights with respect to the DUSA Shares in the event a Registration Statement on Form S-4 has not been prepared in accordance with the Merger Agreement;

     WHEREAS, a Registration Statement on Form S-4 has not been prepared in accordance with the Merger Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

     1.1 "Additional Registration Statement" has the meaning set forth in
Section 2.2 of this Agreement.

     1.2 "Business Day" means any day other than a Saturday, Sunday or federal holiday.

     1.3 "Claims" has the meaning set forth in Section 6.1 of this Agreement.

     1.4 "DUSA Indemnitee" has the meaning set forth in Section 6.2 of this Agreement.

     1.5 "DUSA Shares" means shares of common stock, no par value per share, of DUSA, having the restrictions set forth in Sections 4.8 and 4.9 of the Merger Agreement.

     1.6 "Effective Date" means the date that the applicable Registration Statement is first declared effective by the SEC.

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     1.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

     1.8 "Holders' Counsel" means law firm selected by the Shareholder Representatives, on behalf of the Participating Shareholders, as provided in the Merger Agreement.

     1.9 "Indemnified Damages" has the meaning set forth in Section 6.1 of this Agreement.

     1.10 "Indemnified Person" has the meaning set forth in Section 6.1 of this Agreement.

     1.11 "Initial Registration Statement" has the meaning set forth in Section
2.1 of this Agreement.

     1.12 "Party" means DUSA and each Participating Shareholder. "Parties" means all such persons collectively.

     1.13 "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Body or other entity.

     1.14 "register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statement(s) in compliance with the Securities Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

     1.15 "Registrable Shares" means, collectively, (i) the DUSA Shares to be acquired pursuant to Section 2.2(b) of the Merger Agreement by the Participating Shareholders, (ii) the DUSA Shares, if any, issued by DUSA to any Participating Shareholder upon the satisfaction of the conditions set forth in Section 2.2(c) of the Merger Agreement; and (iii) the DUSA Shares, if any, issued or issuable to a Participating Shareholder with respect to DUSA Shares issued pursuant to clauses (i) and (ii) above as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise; provided, however, that the Registrable Shares shall not include (1) any DUSA Shares which may be transferred pursuant to Rule 144, and (2) any DUSA Shares which are sold or otherwise transferred by a Participating Shareholder either by use of a Registration Statement, Rule 144 or otherwise.

     1.16 "Registration Period" means the period beginning after the Effective Date of any Registration Statement relating to or covering the Registrable Shares (or any of them) and ending on the earlier of (i) the date on which the Participating Shareholders may sell all of the Registrable Shares (registered pursuant to the Registration Statement) pursuant to Rule 144 without regard to the volume limitation of such Rule, and (ii) the date on which the Participating shall have sold (or otherwise transferred) all the Registrable Shares registered pursuant to the respective Registration Statement.


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     1.17 "Registration Statement" means a registration statement of DUSA filed under the Securities Act covering the Registrable Shares, including the Initial Registration Statement and the Additional Registration Statement.

     1.18 "Rule 144" has the meaning set forth in Section 8 of this Agreement.

     1.19 "Rule 415" means Rule 415 under the Securities Act or any successor rule(s) providing for offering securities on a continuous or delayed basis.

     1.20 "SEC" means the United States Securities and Exchange Commission or any successor agency or commission.

     1.21 "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

     1.22 "Violation(s)" has the meaning set forth in Section 6.1 of this Agreement

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

2. Registration.

     2.1 As soon as reasonably practicable following the Closing Date under the Merger Agreement, DUSA shall, at its sole cost and expense, prepare and file with the SEC a Registration Statement on Form S-3 covering all of the Registrable Shares issued pursuant to Section 2.2(b) of the Merger Agreement (the "Initial Registration Statement"). DUSA shall use commercially reasonable efforts to file the Initial Registration Statement within ninety (90) days following the Closing Date and use commercially reasonable efforts to have the Initial Registration Statement declared effective as soon as reasonably practicable thereafter.

     2.2 If Registrable Shares (i) are issued pursuant to Section 2.2(c)(ii) of the Merger Agreement, (ii) are released from any lock-up provisions applicable under Section 2.6 of the Merger Agreement (whether due to the expiration of the restriction period provided thereunder or a change of control of DUSA or otherwise) or (iii) are released from escrow as provided for in the Shareholders Escrow Agreement and Section 2.5(b) of the Merger Agreement, and such Registrable Shares will not be transferable pursuant to Rule 144 or are not covered by the Initial Registration Statement, then DUSA shall use its commercially reasonable efforts, at its sole cost and expense, to prepare and file with the SEC, an additional registration statement on Form S-3 covering all of the Registrable Shares issued pursuant to Section 2.2 of the Merger Agreement (the "Additional Registration Statement") within ninety (90) days of the first to occur of the events described in clauses (i) through (iii) hereof. DUSA shall use its commercially reasonable efforts to have the Additional Registration Statement declared effective as soon as reasonably practicable thereafter.

     2.3 In the event that Form S-3 is not available for the registration of any Registrable Shares hereunder, DUSA shall register the Registrable Shares on another available Registration Statement selected by DUSA in its sole discretion.


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     2.4 Holders' Counsel shall oversee and participate on behalf of the
Participating Shareholders in the preparation of any registration pursuant to this Section 2 and shall be responsible for giving and receiving notices and communications required hereunder on their behalf, taking all actions on behalf of the Principal Shareholders as is explicitly contemplated by this Agreement and taking all other actions as deemed necessary or appropriate in the judgment of the Holders' Counsel for the accomplishment of the foregoing. Notices or communications to or from the Holders' Counsel shall constitute notice to or from each Participating Shareholder. Holders' Counsel shall reasonably cooperate with DUSA in performing DUSA's obligations under this Agreement. DUSA shall provide Holders' Counsel with information with respect to any registration pursuant to this Agreement and keep such Holders' Counsel apprised as to the status thereof.

     2.5 In the event the number of Registrable Shares available under a Registration Statement filed pursuant to Section 2 is insufficient to cover all of the Registrable Shares required to be covered by such Registration Statement, DUSA shall amend the applicable Registration Statement, or file a new Registration Statement, or both, so as to cover 100% of such Registrable Shares required to be covered. DUSA shall undertake in good faith to have such amendment and/or new Registration Statement declared effective by the SEC as soon as reasonably practicable thereafter.

3. Related Obligations.

     At such time as DUSA is obligated to file a Registration Statement with the SEC pursuant to Sections 2.1, 2.2 and/or 2.5, DUSA shall use commercially reasonable best efforts to promptly file the registration of the Registrable Shares and, in accordance therewith, DUSA shall have the following obligations:

     3.1 DUSA shall submit to the SEC promptly after DUSA learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement. DUSA shall keep each Registration Statement effective pursuant to Rule 415 at all times during the Registration Period for such Registration Statement. DUSA shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

     3.2 DUSA shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such Registration Statement until such time as all of such Registrable Shares shall have been disposed of as contemplated herein.


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     3.3 DUSA shall comply with Rule 424 under the Act relating to filing of prospectuses and furnish to each Participating Shareholder such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale of the Registrable Shares covered by such Registration Statement;

     3.4 DUSA shall use commercially reasonable efforts to cause the Registrable Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Participating Shareholders to consummate the disposition of such Registrable Shares.

     3.5 DUSA shall permit Holders' Counsel to review, comment upon and participate in the preparation of those portions of each Registration Statement and all amendments and supplements to a Registration Statement that pertain to the Participating Shareholders (except for reports on Form 10-K, Form 10-Q and Form 8-K, any similar or successor reports and any other documents incorporated by reference into a Registration Statement, which collectively shall be referred to as the "Incorporated Reports") within a reasonable number of days prior to the filing of the Registration Statement, amendment or supplement with the SEC. DUSA shall furnish to Holders' Counsel, without charge: (1) copies of any correspondence from the SEC or the staff of the SEC to DUSA or its representatives directly relating to any Registration Statement, and (2) copies of any Registration Statement and any amendment(s) and exhibits thereto, including financial statements, schedules and all documents incorporated therein by reference, if not otherwise available on the EDGAR system. Holder's Counsel shall reasonably cooperate with DUSA in performing DUSA's obligations pursuant to this Section 3. Before filing a Registration Statement covering Registrable Shares, a prospectus constituting a part thereof or amendments or supplements thereto, DUSA will furnish to Holders' Counsel copies of all such documents proposed to be filed.

     3.6 DUSA shall use its commercially reasonable efforts to: (i) register and qualify, unless an exemption from registration and qualification applies, the Registrable Shares covered by a Registration Statement under the securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Shares for sale in such jurisdictions; provided, however, that DUSA shall not be required in connection therewith or as a condition thereto to: (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.6, (B) subject itself to general taxation in any such jurisdiction, and/or (C) file a general consent to service of process in any such jurisdiction. DUSA shall promptly notify Holders' Counsel of the receipt by DUSA of any notification with respect to the suspension of the registration or qualification of any of the Registrable Shares for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.


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     3.7 DUSA shall promptly notify Holders' Counsel in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3.6, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of the prospectus contained in such supplement or amendment to Holders' Counsel; provided, however, DUSA shall not be required to provide any notice to any security holders or Holders' Counsel upon the preparation or filing of any Incorporated Report with the SEC pursuant to the requirements of the Exchange Act. DUSA shall also promptly notify
Holders' Counsel in writing: (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of DUSA's determination that a post-effective amendment to a Registration Statement would be appropriate, (iv) of the receipt by DUSA of any notification with respect to any comments by the SEC regarding such Registration Statement or prospectus or any amendment or supplement thereto, (v) of the receipt by DUSA of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (vi) of the receipt by DUSA of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes.

     3.8 DUSA shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statements.

     3.9 DUSA shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Holders' Counsel of such order and the resolution thereof or its receipt of actual notice of the initiation of any proceeding for such purpose.

     3.10 DUSA shall hold in confidence and not make any disclosure of information concerning a Participating Shareholder provided to DUSA unless (i) disclosure of such information is deemed necessary by DUSA to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a Governmental Body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement.

     3.11 DUSA shall use its commercially reasonable efforts either to cause all the Registrable Shares covered by a Registration Statement to be listed or quoted on (i) the


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NASDAQ National Market, or (ii) such securities exchange on which securities of the same class or series issued by DUSA are then listed or quoted, if any, if the listing of such Registrable Shares is then permitted under the rules of such exchange. DUSA shall pay all reasonable fees and expenses in connection with satisfying its obligation under this Section 3.8.

     3.12 DUSA shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

     3.13 Within ten (10) Business Days after a Registration Statement which covers Registrable Shares is ordered effective by the SEC, DUSA shall deliver to the transfer agent for such Registrable Shares (with copies to Holders' Counsel) confirmation that such Registration Statement has been declared effective by the SEC.

     3.14 Notwithstanding anything to the contrary herein but subject to applicable law, at any time before or after the Registration Statement has been declared effective by the SEC, DUSA, in its sole discretion, may delay the disclosure of material, non-public information concerning DUSA the disclosure of which at the time is not, in the good faith opinion of DUSA, in the best interest of DUSA and its shareholders.

     3.15 DUSA shall furnish or cause to be furnished to the Shareholder Representatives on behalf of the Participating Shareholders a reasonably number of copies of any Registration Statement hereunder and of each amendment and supplement thereto (in each case including all exhibits), each prospectus, including a preliminary prospectus, if any, in conformity with the requirements of the Securities Act, and such other documents as the Shareholder Representatives or Holders' Counsel may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares.

     3.16 DUSA shall provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration and provide the transfer agent with printed certificates for Registrable Shares in a form eligible for deposit with The Depositary Trust Company.

     3.17 DUSA shall list such Registrable Shares on NASDAQ or such other national securities exchange on which any shares of the Common Stock are listed at the time of the effective date of the applicable Registration Statement. DUSA shall cooperate and assist in any filings required to be made with the NASDAQ Stock Market and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

     3.18 DUSA shall use commercially reasonable efforts to take all other steps necessary to file the registration of such Registrable Shares contemplated hereby in accordance with the provisions of Section 2 hereof.

4. Obligations of the Participating Shareholders.

     4.1 Prior to the first anticipated filing date of a Registration Statement, DUSA shall notify Holders' Counsel in writing of the information DUSA requires from each Participating


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Shareholder whose Registrable Shares are to be included in such Registration
Statement. It shall be a condition precedent to the obligations of DUSA to complete the registration pursuant to this Agreement with respect to the Registrable Shares that each Participating Shareholder furnish to DUSA such information regarding himself/herself/itself, the Registrable Shares held by him/her/it and the intended method of disposition of the Registrable Shares held by him/her/it as shall be reasonably required to effect the filing and effectiveness of the registration of such Registrable Shares and shall execute such documents in connection with such registration as DUSA may reasonably request. Notwithstanding the foregoing, no Participating Shareholder shall be required to make any representations, warranties or indemnities except as they relate to such Participating Shareholder's ownership of shares and authority to enter into the underwriting agreement and to such Participating Shareholder's intended method of distribution, and the liability of such Participating shall be limited to an amount equal to the net proceeds from the offering received by such Participating Shareholder.

     4.2 To the extent commercially reasonable, each Participating Shareholder, by such Participating Shareholder's acceptance of the Registrable Shares, agrees to cooperate with DUSA as reasonably required by DUSA in connection with the preparation and filing of any Registration Statement hereunder.

     4.3 Each Participating Shareholder agrees that, upon receipt of any notice from DUSA of the happening of any event of the kind described in 3.6 or first sentence of Section 3.5, such Participating Shareholder will immediately discontinue disposition of Registrable Shares pursuant to any Registration Statement(s) covering such Registrable Shares until such Participating Shareholder's receipt of a copy of the supplemented or amended prospectus contemplated by Section 3.5 or 3.6 or receipt of notice that no supplement or amendment is required.

     4.4 Each Participating Shareholder covenants and agrees that he/she/it will comply with any applicable prospectus delivery requirements of the Securities Act as applicable to him/her/it in connection with the sale of Registrable Shares pursuant to any Registration Statement.

5. Expenses of Registration.

     All expenses in preparing and filing any Registration Statement referred to herein, or any amendment thereto, including, without limitation, reasonable fees of Holders' Counsel, all registration, listing and qualification fees, printer and accounting fees, fees of transfer agents and registrars, fees and disbursements of counsel for DUSA, and all fees and expenses (including counsel fees and disbursements) incurred in connection with complying with state securities or "blue sky" laws shall be paid by DUSA. Fees and disbursements of any [OTHER] counsel retained independently by a Participating Shareholder shall be paid by such Participating Shareholder, respectively.

6. Indemnification.

     In the event any Registrable Shares are included in a Registration Statement under this Agreement:


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     6.1 DUSA shall indemnify, hold harmless and defend each Participating
Shareholder and the agents and representatives of each Participating Shareholder, if any (each an "Indemnified Person") against any losses, claims, damages or liabilities, including reasonable attorneys' fees (collectively, "Indemnified Damages"), incurred by such Participating Shareholder in preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any Governmental Body, whether pending or threatened (collectively, "Claims"), to which any such Participating Shareholder may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing required in connection with the qualification of the offering under the securities or "blue sky" laws of any jurisdiction in which Registrable Shares are offered, or the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement of a material fact contained in any preliminary prospectus if used prior to the Effective Date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if DUSA files any amendment thereof or supplement thereto with the
SEC) or the omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation by DUSA of the Securities Act, the Exchange Act, any state securities law, any rule or regulation thereunder, or any rule or regulation of any applicable securities exchange relating to the offer or sale of the Registrable Shares pursuant to a Registration Statement, or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to Section 6.3, DUSA shall reimburse the Indemnified Persons, for any reasonable legal fees or other reasonable expenses incurred by them in connection with defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6.1 and the agreement with respect to contribution contained in Section 7: (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished to DUSA by or on behalf of such Indemnified Person for use in connection with the preparation of any Registration Statement or any amendment thereof or supplement thereto, (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person from whom the Person asserting any such Claim purchased the Registrable Shares that are the subject thereof (or to the benefit of any Person controlling such Person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, and the Indemnified Person was advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it or failed to deliver the correct prospectus as required by the Securities Act, (iii) shall not be available to the extent such Claim is based on a failure of the Participating Shareholder to deliver or to cause to be delivered the prospectus made available by DUSA, including a corrected prospectus, and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of DUSA, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

     6.2 In connection with any Registration Statement in which a Participating Shareholder is participating, each such Participating Shareholder agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.1,


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DUSA, each of its directors, officers, employees, agents and representatives and each Person, if any, who controls DUSA within the meaning of the Securities Act or the Exchange Act (each, a "DUSA Indemnitee"), against any Claim for Indemnified Damages to which any or all of them may become subject, under the Securities Act, the Exchange Act, the securities or "blue sky" laws of any jurisdiction or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon, in connection with and/or in conformity with information furnished to DUSA by or on behalf of such Participating Shareholder and will reimburse any reasonable legal or other expenses reasonably incurred by a DUSA Indemnitee in connection with defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Participating Shareholder, which consent shall not be unreasonably withheld or delayed; provided, further, however, that a Participating Shareholder shall be liable under this Section 6.2 for only that amount of Indemnified Damages as does not exceed the net proceeds to such Participating Shareholder as a result of the sale of Registrable Shares pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such DUSA Indemnitee. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any DUSA Indemnitee if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

     6.3 Promptly after receipt by an Indemnified Person or DUSA Indemnitee under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or DUSA Indemnitee shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the DUSA Indemnitee, as the case may be; provided, however, that an Indemnified Person or DUSA Indemnitee shall have the right to retain his/her/its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or DUSA Indemnitee to be paid by the indemnifying party. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Participating Shareholders of at least a majority of the Registrable Shares included in the Registration Statement to which the Claim relates. The DUSA Indemnitee or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the DUSA Indemnitee or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the DUSA Indemnitee or Indemnified Person fully informed as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the DUSA Indemnitee


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or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such DUSA Indemnitee or Indemnified Person a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the DUSA Indemnitee or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or DUSA Indemnitee under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

     6.4 The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills and appropriate supporting documentation are received.

     6.5 The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the DUSA Indemnitee or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Shares which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Shares who was not guilty of fraudulent misrepresentation; and (ii) contribution by any Shareholder of Registrable Shares shall be limited in amount to the net amount of proceeds received by such Shareholder under the Merger Agreement (or in the case of a Dissenting Shareholder such other agreement(s) effectuating the transfer of Sirius Shares to DUSA) from the sale of such Registrable Shares pursuant to such Registration Statement.

8. Reports Under the Exchange Act.

     With a view to making available to Participating Shareholders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Participating Shareholders to sell DUSA Shares to the public without registration ("Rule 144"), DUSA agrees to:

     8.1 make and keep public information available, as those terms are understood and defined in Rule 144;

     8.2 file with the SEC in a timely manner all reports and other documents required of DUSA under the Securities Act and the Exchange Act; and

     8.3 furnish to Holders' Counsel on behalf of each Participating Shareholder of Registrable Shares, promptly upon request, (i) a written statement by DUSA, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of DUSA and such other reports and documents so filed by DUSA, if not otherwise available on EDGAR, and (iii) such other information as may be reasonably requested to permit the Participating Shareholders to sell such securities pursuant to any rule or regulation of the SEC which permits the selling of any securities without registration.

9. Amendment; Waiver.

     9.1 Except as set forth in Section 9.2 and Section 10, this Agreement may be terminated, amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of DUSA and the Participating Shareholders holding a majority of the Registrable Shares.

     9.2 Any terminating amendment or waiver effected in accordance with this
Section 9 shall be binding upon each Participating Shareholder and DUSA. No amendment shall be effective unless it applies to all of the Participating Shareholders. No consideration shall be offered or paid to any Person to terminate, amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

10. Termination. This Agreement shall terminate upon the earlier of (i) the date on which the Principal Shareholders may sell or otherwise transfer all of the Registrable Shares pursuant to Rule 144, without regard to the volume limitation of such Rule, (ii) the date on which the Principal Shareholders shall have disposed of all the Registrable Shares, and (iii) the date of any termination by DUSA and certain Principal Shareholders in accordance with Section 9.1 hereof.

11. Miscellaneous.

     11.1 A Person is deemed to be a Principal Shareholder of Registrable Shares whenever such Person owns or is deemed to own of record, or has the right to own pursuant to the terms and conditions of the Merger Agreement, such Registrable Shares. If DUSA receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Shares, DUSA shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Shares.

     11.2 Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same, assuming written confirmation from such overnight delivery service has been received. All communications to a Participating Shareholder shall be made by providing notice to the

Shareholders' Representative(s) appointed pursuant to the Merger Agreement. The addresses and facsimile numbers for such communications to DUSA and the Shareholders' Representative(s) shall be as provided for in the Merger Agreement. The address and facsimile number for communications to Holders' Counsel shall be provided to DUSA and its counsel in accordance with this Section as soon as practicable following the selection of Holders' Counsel. Written confirmation of receipt: (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with subclause
(i), (ii) or (iii) above, respectively.

     11.3 Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     11.4 This Agreement shall be governed by the laws of the State of New York without regard to conflicts of laws principles. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties in the courts of the State of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     11.5 This Agreement, the Merger Agreement and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Merger Agreement and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     11.6 The rights to cause DUSA to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part by a Participating Shareholder to one or more of its Affiliates (including, without limitation, in the case of Participating Shareholders, transfers between them and to their respective members and partners and any members or partners thereof) or to one or more transferees or assignees of the Registrable Securities owned by such Participating Shareholder, provided that (in each case) such transferee or assignee delivers to the DUSA a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Participating Shareholders under this Agreement to the same extent as if such transferee or assignee was a party hereto; provided, further, such assignment shall not require registration under the Securities Act. Except a specifically permitted in the preceding sentence, neither this Agreement nor any Participating Shareholder's rights or privileges under this Agreement can be assigned or transferred in whole or in part without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors, heirs, devisees, personal representatives and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and their respective heirs, devisees, personal representatives any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors, heirs, devisees, personal representatives and permitted assigns.

     11.7 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     11.8 This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a Party, may be delivered to the other Party hereto by facsimile transmission bearing the signature of the Party so delivering this Agreement.

     11.9 Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     11.10 All consents and other determinations required to be made by the Participating Shareholders pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Participating Shareholders holding at least a majority of the Registrable Shares.

     11.11 This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     11.12 Any disputes arising hereunder shall be subject to the provisions contained in Article XVI of the Merger Agreement as if such provisions were set forth herein.

                                   * * * * * *

     IN WITNESS WHEREOF, the Parties have executed and delivered this Registration Rights Agreement, or have cause this Registration Rights Agreement to be executed and delivered by a duly authorized representative, as of the date first written above.

                                        DUSA PHARMACEUTICALS, INC.


                                        By: /s/ D. Geoffrey Shulman
                                            ------------------------------------
                                        Name: D. Geoffrey Shulman
                                        Title: Chairman and CEO


                                        SHAREHOLDERS:


                                        ----------------------------------------
                                        Carole Bernstein


                                        ----------------------------------------
                                        David Bernstein


                                        ----------------------------------------
                                        Jeffrey R. Bernstein Ph.D.


                                        ----------------------------------------
                                        Joel Bernstein, M.D.


                                        ----------------------------------------
                                        Brett A. Pollard


                                        ----------------------------------------
                                        Frank R. Pollard


                                        ----------------------------------------
                                        Frank R. Pollard, Jr.


                                        ----------------------------------------
                                        Jean E. Pollard


                                        ----------------------------------------
                                        Scott E. Pollard


                                        ----------------------------------------
                                        Rebecca Zelkin


                                        ----------------------------------------
                                        Garry R. Barnes

                                        ----------------------------------------
                                        Luanna Barnes


                                        ----------------------------------------
                                        Keyoumars Soltani


                                        ----------------------------------------
                                        Saeed Soltani


                                        ----------------------------------------
                                        David H. Whitney

                                        Shareholder Representatives, on behalf
                                        of each of the Participating
                                        Shareholders listed on Schedule A
                                        attached hereto pursuant to
                                        powers-of-attorney included in duly
                                        executed Subscription Agreements
                                        delivered by each Participating
                                        Shareholder:


                                        By: /s/ Frank R. Pollard
                                            ------------------------------------
                                            Frank R. Pollard


                                        By: /s/ Jeffrey R. Bernstein
                                            ------------------------------------
                                            Jeffrey R. Bernstein Ph.D.

                [Signature Page to Registration Rights Agreement]

                                   Schedule A

            Participating Shareholders Pursuant to Powers-of-Attorney

                                   SCHEDULE A


                     SCHEDULE OF PARTICIPATING SHAREHOLDERS



Jean E. Pollard and Frank R. Pollard JTWROS                  Joel Bernstein, M.D.

Carole Bernstein                                             David Bernstein

Bioglan Pharma PLC                                           Frank R. Pollard, Jr.

Rebecca Zelken                                               Brett A. Pollard

Scott E. Pollard                                             David Whitney, M.D.

Keyoumars Soltani                                            Madakat Capital Ventures, LLC

Saeed Soltani                                                John Robert Hamill Jr.

Garry R. Barnes and Luanna Barnes JTWROS                     William H. Eaglstein, M.D.

Luanna Barnes and Garry R. Barnes JTWROS                     Alan Shalita

Steve Harrison, M.D.                                         Simone Shalita

Neal Penneys, M.D.                                           Stephen Mandy, M.D.

Ronald Sandler                                               Paul Marsh

Andrea Sandler                                               Gerald R. McCluskey

Lawrence E. Levine                                           Robert Yolles and Monica Yolles JTWROS

Lawrence E Levine, M.D. IRA                                  Monica Yolles and Robert Yolles JTWROS

Maibach Trust                                                Jeffrey Kaplan

Esther Levine                                                John Redfield

Sydney Levine                                                Pamela Redfield

Andrew Kaplan                                                Robert Andrew Yolles and Meredith Yolles, JTWROS

Betty Lichter                                                Meredith Yolles and Robert Andrew Yolles JTWROS

Lawrence Peter Yolles                                        Joseph John Yolles

Anita Gerber                                                 Arona Roshal

Harvey Herman                                                Kristin Rasmussen

Cindy Herman                                                 Frank Kern, M.D.
                                                             Mara Roshal


                                 OPTION HOLDERS

Jeffrey Alter                                                David Arluk

Jacob Baral                                                  Garry Barnes

Barbara Barnett                                              Kenneth Beer

Michael Bell                                                 Jeffrey Bernstein

Joel Bernstein                                               Solomon Brickman

Robert Brodell                                               Darryl Bronson

Ligaya Buchbinder                                            Chris Buchinski

Laura Butkus                                                 Joseph Cavallo

Scott Checketts                                              Rich Clements

Larry Cole                                                   Michael Cormier

Jonathan Crane                                               James Demas

Frank DeMento                                                William Doubleday

Michael Doucet                                               William Eaglstein

Lester Fahrner                                               Ronald Falcon

Barry Galitzer                                               Scott Glazer

Brad Glick                                                   Michael Gold

Mitchel Goldman                                              Leslie Gray

Steven Grekin                                                Michael Haag

Tiffany Hagerty                                              Herbert Hochman

David Horowitz                                               Jennifer Hoscheid

Juana Julien                                                 Andrew King

Keith Kozeny                                                 Deborah Longwill

Emmanuel Loucas                                              Howard Maibach

Michael Maloney                                              Eugene Mandrea

Stephen Mandy                                                Sharon Meyer

Neil Niren                                                   Mark Oestreicher

Robert Orme                                                  Paul Orton

Robert Paull                                                 Neal Penneys

Scott Phillips                                               Wayne Porter

Douglas Pravda                                               Mark Quarterman

Charles Reed                                                 Ryan Reed

Marta Rendon                                                 Barry Resnik

Paul Revis                                                   Tobi Richman

William Roth                                                 Gordon Russo

Tim Schneider                                                David Schulman

Ronald Spillane                                              Craig Teller

David Van Dam                                                Ted Vanacker

Bruce Warshauer                                              Patricia Peeples Westmoreland

Michelle Willman                                             Hector Wiltz